Exhibit 23


Arrow Financial Corporation
Consent of Independent Certified Public Accountants


The Board of Directors
Arrow Financial Corporation

We consent to incorporation by reference in the following registration statements: 1985 Non-Qualified Stock Option Plan, filed December 16, 1986 (File No. 2-98735); 1985 Incentive Stock Option Plan, filed December 16, 1986 (File No. 2-98736); 1989 Employee Stock Purchase Plan, as amended and filed May 15, 1992 (File No. 33-48225) and 1993 Long-Term Incentive Plan (File No. 33-66192) of Arrow Financial Corporation of our report dated January 19, 1995, relating to the consolidated balance sheets of Arrow Financial Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Arrow Financial Corporation. Our report refers to the adoption of the provision of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

KPMG Peat Marwick, LLP



Albany, New York
March 22, 1996